UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2021

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, $.05 par value per share	JOUT	NASDAQ Global Select Market SM

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 26, 2021 and upon recommendation from the Nominating and Corporate Governance Committee of the Board of Directors of Johnson Outdoors Inc. (the “Company”), the Company’s Board of Directors approved the appointment of each of Annie Zipfel and Paul Alexander as directors of the Company, with Ms. Zipfel being appointed as a Class B Director and Mr. Alexander being appointed as a Class A Director.  Each of the newly appointed directors are independent directors under the applicable standards of the NASDAQ Stock Market.  Ms. Zipfel has been appointed to the Compensation Committee and Mr. Alexander has been appointed to the Nominating and Corporate Governance Committee.  Neither of Ms. Zipfel or Mr. Alexander were appointed to the Board as a result of any arrangement or understanding between such person and any other person.  Pursuant to the terms of the Johnson Outdoors Inc. 2012 Non-Employee Director Stock Ownership Plan, effective with their appointment, each of Ms. Zipfel and Mr. Alexander were awarded shares of restricted stock having an award value of $75,000 on the grant date.  These shares of restricted stock vest on the one year anniversary of the grant date.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release Dated May 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.

Date: May 28, 2021	By:	/s/ David W. Johnson
David W. Johnson,
Vice President and Chief Financial Officer